UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2013

iVoiceIdeas, Inc.

Nevada	333-178471	142001515
State of Incorporation	Commission File Number	IRS Employer Identification Number

Arboretum Great Hills

9600 Great Hills Trail, Suite 150W

Austin, TX 78759

(512) 637-1330

Address and Phone Number for Principal Executive Office

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant ot Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act

Item 5.02 Resignation of Officer and Director

On January 30, 2013 our President and Chief Executive Officer, Maurice Stone, resigned as an officer and director of the corporation to pursue other business opportunities. The Board of Directors will begin the search for a new President and Chief Executive Officer.

Item 9.01 Exhibits

Number	Exhibit

16.01	Resignation letter of Maurice Stone

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVoiceIdeas, Inc.

January 31, 2013

By: //s// Kathy Gilchrist, Secretary

            Kathy Gilchrist, Secretary